UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

PRECIGEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Pharmakon Loan Agreement

On September 3, 2025 (the “Closing Date”), Precigen, Inc. (“we” or the “Company”) and certain of our subsidiaries party thereto as guarantors entered into a loan agreement (the “Loan Agreement”) with BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership as the lenders thereunder (the “Lenders”) and BioPharma Credit PLC as the collateral agent, each of which are investment entities managed by Pharmakon Advisors, LP, which provides for a 5-year senior secured term loan facility of up to $125.0 million, composed of two committed tranches: (i) an initial tranche in an aggregate principal amount of $100.0 million, which was funded on the Closing Date; and (ii) a delayed draw tranche in an aggregate principal amount of $25.0 million, which is available, subject to certain conditions, until June 29, 2027 (such tranches, collectively, the “Term Loans”). The Term Loans mature on September 3, 2030 (the “Maturity Date”). The Term Loans bear interest at Term SOFR (three-month tenor), subject to a 3.75% floor, plus 6.50%, payable quarterly. The Term Loans amortize in eight equal quarterly installments beginning on September 29, 2028 through the Maturity Date. The Term Loans may be voluntarily prepaid in whole (but not in part), and are subject to make-whole, prepayment premium and exit fees, and must be prepaid upon a Change in Control (as defined in the Loan Agreement). Proceeds of the Term Loans will be used to fund the Company’s general corporate and working capital requirements.

Our obligations under the Loan Agreement are secured by substantially all of our U.S. assets, including intellectual property. Certain of our subsidiaries will, on and after the Closing Date, be required to guarantee our obligations under the Loan Agreement and, in connection with such guarantee, pledge substantially all of their assets, including intellectual property, to secure such guarantee.

The Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties. We and our subsidiaries are bound by certain affirmative covenants, including, without limitation, (i) information delivery requirements, (ii) obligations to maintain insurance, (iii) preservation of intellectual property and regulatory approvals, and (iv) compliance with applicable laws. Additionally, we and our subsidiaries are subject to certain restrictive covenants, including, without limitation, (i) limitations on the incurrence of additional indebtedness, (ii) limitations on the incurrence of liens, (iii) restrictions on the payment of dividends and other restricted payments, (iv) restrictions on investments, (v) restrictions on asset transfers, (vi) restrictions on mergers and similar transactions, (vii) restrictions on amendments to organizational documents and material contracts, in each case subject to specified exceptions, (viii) minimum net sales and (ix) minimum liquidity. The Loan Agreement also contains customary representations and warranties, including, without limitation, with respect to (i) organization, authority and enforceability, (ii) financial condition, (iii) compliance with laws, (iv) intellectual property and regulatory matters, and (v) the absence of a material adverse change.

The Loan Agreement also contains the following events of default: (i) failure to pay principal, interest or other amounts when due, (ii) the breach of covenants under the Loan Agreement, (iii) the occurrence of a material adverse change or a withdrawal event, (iv) certain attachments, levies or restraints on the credit parties’ assets or business, (v) certain insolvency, liquidation, bankruptcy or similar events, (vi) certain cross-defaults of third-party indebtedness and hedging agreements, (vii) the failure to pay certain judgments, (viii) material misrepresentations, (ix) the loan documents ceasing to create a valid or perfected security interest in a material portion of the collateral, (x) the occurrence of certain ERISA events, and (xi) the occurrence of a default under any subordination or intercreditor agreement, in each case subject to the grace periods, cure periods and thresholds set forth in the Loan Agreement. Upon the occurrence of an event of default, the Lenders may, among other things, accelerate the Company’s obligations under the Loan Agreement (including all obligations for principal, interest, premiums, makewhole amounts, exit consideration and other additional consideration), terminate further advances, and exercise remedies with respect to the collateral, including taking possession of, collecting, and selling collateral and applying proceeds to the obligations; provided that upon an event of default relating to certain insolvency, liquidation, bankruptcy or similar events, all outstanding obligations will be immediately accelerated.

The foregoing description of the Loan Agreement does not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 7.01.	Regulation FD Disclosure.

A copy of Precigen’s press release announcing the financing transaction described in this Report is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 7.01.

This information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
10.1†	Loan Agreement dated as of September 3, 2025, among Precigen, Inc., the guarantors signatory thereto, Biopharma Credit PLC as Collateral Agent, BPCR Limited Partnership and Biopharma Credit Investments V (Master) LP as Lenders
99.1	Press release of Precigen, Inc. dated September 3, 2025, announcing up to $125 million of non-dilutive senior secured loan financing
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

† Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: September 3, 2025